EXHIBIT 99.1

Tekmira Conference Call and Webcast Advisory: Corporate Update and Second Quarter Financial Results

VANCOUVER, British Columbia, Aug. 7, 2014 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR) (TSX:TKM), a leading developer of RNA interference (RNAi) therapeutics, announced that it will hold a conference call and webcast on Wednesday, August 13, 2014 at 2 p.m. Pacific Time (5 p.m. Eastern Time) to provide a corporate update and report financial results for the second quarter ended June 30, 2014.

Conference Call and Webcast Information

A live webcast of the call can be accessed through the Investor section of Tekmira's website at www.tekmira.com. Or, alternatively, to access the conference call, please dial 914-495-8556 or 1-866-393-1607.

An archived webcast will be available on the Tekmira website approximately two hours after the event. Alternatively, you may access a replay of the conference call by calling 404-537-3406 or 1-855-859-2056 and referencing conference ID 76477548.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company focused on advancing novel RNAi therapeutics and providing its leading lipid nanoparticle (LNP) delivery technology to pharmaceutical partners. Tekmira has been working in the field of nucleic acid delivery for over a decade and has broad intellectual property covering LNPs. Further information about Tekmira can be found at www.tekmira.com. Tekmira is based in Vancouver, B.C.

CONTACT: Contact Information:
         Investors
         Julie P. Rezler
         Director, Investor Relations
         Phone: 604-419-3200
         Email: jrezler@tekmira.com

         Media
         Please direct all media inquiries to media@tekmira.com